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                                                                    EXHIBIT 10.2



                                 LEASE AGREEMENT

                                     BETWEEN



                              CBPBC PHASE VIII, LLC
                        A TEXAS LIMITED LIABILITY COMPANY



                                       AND



                       NUCENTRIX BROADBAND NETWORKS, INC.






                             DATED JANUARY 18, 2001






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




                             BASIC LEASE INFORMATION

Lease Date:             January 18, 2001

Tenant: NUCENTRIX BROADBAND NETWORKS, INC., a Delaware corporation

Tenant's Address:       4120 International Parkway, Suite 2000
                        Carrollton, Texas 75007

Contact:                Wayne Taylor                   Telephone: 972-633-4064

Landlord:               CBPBC PHASE VIII, LLC, a Texas limited liability company

Landlord's Address:     2200 Ross Avenue, Suite 4800 West
                        Dallas, Texas 75201

Contact:                Mack Dennis                    Telephone: (214) 754-1715


Premises:               Suite No. 2000, in the office building (the "BUILDING")
                        located or to be located on the land described as International Business Park, Carrollton, Denton County,
                        Texas, and whose street address is 4120 International
                        Parkway, Carrollton, Texas 75007, as particularly described in Exhibit A-1 (the "LAND"). The Building and
                        Land together comprise the "PROJECT". The Premises are outlined on the plan attached to the Lease as Exhibit A and shall contain approximately 28,000 square feet of rentable area ("RENTABLE SQUARE FEET" or singularly
                        "RENTABLE SQUARE FOOT"). The Building contains approximately 103,000 of total square feet of rentable area ("TOTAL RENTABLE SQUARE FEET" or singularly "TOTAL
                        RENTABLE SQUARE FOOT"). Within three months after the Commencement Date, the rentable area of the Premises and the Building shall be calculated and confirmed by Landlord's architect, at Landlord's sole cost, utilizing the American National Standard Method for Measuring
                        Floor Area in Office Buildings, ANSI Z65.1 - 1996, as adopted by the Building Owners and Managers Association
                        International (the "BOMA METHOD") and the actual
                        Rentable Square Feet, Total Rentable Square Feet and
                        Tenant's Proportionate Share shall be adjusted as necessary based upon such calculations. Landlord may, in its sole discretion and at its sole cost and expense, following the complete occupancy of the entire rentable area in the Building, re-measure the rentable area of the Premises and the Building using the BOMA Method. In the event of any adjustment to Rentable Square Feet, Total Rentable Square Feet or Tenant's Proportionate
                        Share following the re-measurement referenced in the preceding sentence, Landlord and Tenant shall execute an amendment to the Lease confirming the adjusted Rentable
                        Square Feet, Total Rentable Square Feet, Tenant's
                        Proportionate Share and Rent on a going-forward basis only; specifically, neither Tenant nor Landlord shall be entitled to a credit for any difference in



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                        Rent which would have been paid before the
                        re-measurement as a result of any increase or decrease in the number of Rentable Square Feet or Total Rentable Square Feet.

Term: Commencing on the earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein or (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto) (such earlier date is hereinafter referred to as the "COMMENCEMENT DATE"), and ending at 5:00 p.m. on the last day of the 123rd fully calendar month following the Commencement Date, subject to earlier termination and extension as provided in the Lease.

Basic Rental:

                                                       ANNUAL RATE
                                                       PER RENTABLE   BASIC MONTHLY
                    LEASE MONTH                        SQUARE FOOT       RENTAL
         ------------------------------------------    ------------    ----------
                Commencement Date - the 90th
               day after the Commencement Date          $     0.00     $     0.00
          91st day after the Commencement Date - 12     $    21.00     $49,000.00
                           13 - 24                      $    21.50     $50,166.67
                           25 - 60                      $    22.50     $52,500.00
                           61 - 123                     $    25.50     $59,500.00



                        As used herein, the term "LEASE MONTH" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term).

Security Deposit:       $49,000.00 due upon execution of the Lease as referenced
                        in Section 5 of the Lease.

Rent: Basic Rental, Tenant's share of Electrical Costs, Excess (if any), and all other sums that Tenant may owe to Landlord under the Lease.

Expense Stop:           The greater of (A) $5.50 per Total Square Foot in the
                        Building, or (B) Basic Cost per Total Square Foot in the
                        Building for the calendar year 2001 (the greater of which is grossed up as provided in Section 4 of Exhibit
                        C of the Lease).



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



Permitted Use:          General office use.

Tenant's
Proportionate Share:    27.1845% (which is the percentage obtained by
                        dividing the Rentable Square Feet by the Total Rentable
                        Square Feet; Tenant's Proportionate Share is subject to adjustment upon confirmation of the Rentable Square Feet and Total Rentable Square Feet as provided above).

Construction
Allowance:              $27.00 per Rentable Square Foot in the Premises.

Comparable
Buildings:              As used herein or in the Lease, the term "COMPARABLE
                        BUILDINGS" means other similar size, age, and class office buildings located in the submarket in the area in which the Building is located (i.e., Plano area North of Frankford, East of I-35E, West of Preston Road and South of State Hwy. 121).

The foregoing Basic Lease Information is incorporated into and made a part of the related lease (the "LEASE"). If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:                      CBPBC PHASE VIII, LLC, a Texas limited liability
                               company


                               By: /s/ Mack W. Dennis
                               Name: Mack W. Dennis
                               Title: Manager


TENANT:                        NUCENTRIX BROADBAND NETWORKS, INC.,
                               a Delaware corporation


                               By: /s/ J. David Darnell
                               Name: J. David Darnell
                               Title:  Sr. VP & CFO

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
1.     Definitions and Basic Provisions..................................1

2.     Lease Grant.......................................................1

3.     Term..............................................................1

4.     Rent..............................................................2
       (a)         Payment...............................................2
       (b)         Electrical Costs......................................2
       (c)         Annual Electrical Cost Statement......................3
       (d)         Adjustments to Electrical Costs.......................3
       (e)         Delinquent Payment....................................3
       (f)         Taxes.................................................3
       (g)         Excess................................................4
       (h)         Tenant Inspection Right...............................4

5.     Security Deposit..................................................4

6.     Landlord's Obligations............................................4
       (a)         Services; Maintenance.................................4
       (b)         Maintenance...........................................5
       (c)         Excess Electrical Use.................................5
       (d)         Restoration of Services; Abatement....................6
       (e)         Access................................................6

7.     Improvements; Alterations; Repairs; Maintenance...................6
       (a)         Improvements; Alterations.............................6
       (b)         Tenant Repairs; Maintenance...........................8
       (c)         Performance of Work...................................8
       (d)         Mechanic's Liens......................................8

8.     Use...............................................................8

9.     Assignment and Subletting.........................................9
       (a)         Transfers; Consent....................................9
       (b)         Permitted Transfers..................................10
       (c)         Additional Compensation..............................10
       (d)         Cancellation.........................................10

10.    Insurance; Waivers; Subrogation; Indemnity.......................10
       (a)         Insurance............................................10
       (b)         Waiver of Claims; No Subrogation.....................11

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
       (c)         Indemnity.................................................11

11.    Subordination; Attornment; Notice to Landlord's Mortgagee.............11
       (a)         Subordination.............................................11
       (b)         Attornment................................................12
       (c)         Notice to Landlord's Mortgagee............................12

12.    Rules and Regulations.................................................12

13.    Condemnation..........................................................12
       (a)         Taking - Landlord's and Tenant's Rights...................12
       (b)         Taking - Landlord's Rights................................13
       (c)         Award.....................................................13

14.    Fire or Other Casualty................................................13
       (a)         Repair Estimate...........................................13
       (b)         Landlord's and Tenant's Rights............................13
       (c)         Landlord's Rights.........................................14
       (d)         Repair Obligation.........................................14

15.    Events of Default.....................................................14

16.    Remedies..............................................................15
       (a)         Landlord's Remedies.......................................15
       (b)         Tenant's Remedies.........................................16

17.    Payment; Non Waiver...................................................16
       (a)         Payment...................................................16
       (b)         No Waiver.................................................16

18.    Landlord's Lien.......................................................17

19.    Surrender of Premises.................................................17

20.    Holding Over..........................................................17

21.    Certain Rights Reserved by Landlord...................................17

22.    Substitution Space....................................................18

23.    Miscellaneous.........................................................18
       (a)         Landlord Transfer.........................................18
       (b)         Landlord's Liability......................................18
       (c)         Force Majeure.............................................18
       (d)         Brokerage.................................................19
       (e)         Estoppel Certificates.....................................19

       (f)         Notices...................................................19
       (g)         Separability..............................................19
       (h)         Amendments; and Binding Effect............................19
       (i)         Quiet Enjoyment...........................................19
       (j)         Joint and Several Liability...............................19
       (k)         Captions..................................................20
       (l)         No Merger.................................................20
       (m)         No Offer..................................................20
       (n)         Exhibits..................................................20
       (o)         Entire Agreement..........................................20
       (p)         Representations and Warranties............................20

                                    EXHIBITS

Exhibit A...............................................Outline of the Premises
Exhibit A-1.......................................Legal Description of the Land
Exhibit B........................................Building Rules and Regulations
Exhibit C....................................................Operating Expenses
Exhibit D.........................................Tenant Finish Work: Allowance
Exhibit D-1..................................................Shell Construction
Exhibit E........................................................Renewal Option
Exhibit F...............................................................Parking
Exhibit G.............................................Janitorial Specifications
Exhibit H......................................................Signage Criteria
Exhibit I.....................................................Right to Use Roof
Exhibit J...........................................Preferential Right to Lease
Exhibit K.......Form of Subordination, Non-Disturbance and Attornment Agreement

                              LIST OF DEFINED TERMS



                                                                       Page
                                                                       ----
Affiliate ................................................................1
Annual Electrical Cost Statement..........................................3
Annual Operating Statement..............................................C-1
Architect ..............................................................D-1
Basic Cost .............................................................C-1
Basic Lease Information...................................................1
BOMA Method ..............................................................i
Building .................................................................i
Building Systems..........................................................5
Casualty ................................................................13
Commencement Date........................................................ii
Comparable Buildings....................................................iii
Completion Termination Date...............................................1
Construction Allowance..................................................D-4
Controllable Expenses...................................................C-4
Damage Notice............................................................13
Disabilities Acts.........................................................7
Electrical Costs..........................................................3
Estimated Delivery Date...................................................1
Event of Default.........................................................14
Excess .................................................................C-1
Excess Period.............................................................1
Force Majeure Delay Day...................................................2
Hard Construction Costs.................................................D-4
Initial Liability Insurance Amount.......................................10
Land .....................................................................i
Landlord .................................................................1
Landlord's Mortgagee.....................................................11
Law ......................................................................1
Laws .....................................................................1
Lease ....................................................................1
Lease Month .............................................................ii
Loss ....................................................................11
Money Rates .............................................................15
Mortgage ................................................................11
Offer Notice............................................................J-1
Parking Area............................................................F-1
Prevailing Rental Rate..................................................E-1
Primary Lease............................................................11
Prime Rate ..............................................................15
Project ..................................................................i

Refusal Space....................................................J-1
Rentable Square Feet...............................................i
Rentable Square Foot...............................................i
Roof Improvements................................................I-1
Soft Costs ......................................................D-4
Space Plans .....................................................D-1
Space Plans Delivery Deadline....................................D-1
Substantial Completion...........................................D-3
Substantially Completed..........................................D-3
Supplemental Allowance...........................................D-4
Taking ...........................................................12
Taxes ...........................................................C-2
Tenant ............................................................1
Tenant Delay Day.................................................D-3
Third Party Offer................................................J-1
Total Construction Costs.........................................D-4
Total Rentable Square Feet.........................................i
Total Rentable Square Foot.........................................i
Transfer ..........................................................9
Variable Basic Costs.............................................C-4
Work ............................................................D-2
Working Drawings.................................................D-2
Working Drawings Delivery Deadline...............................D-1

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "LEASE") is entered into as of January 18, 2001, between CBPBC PHASE VIII, LLC, a Texas limited liability company ("LANDLORD"), and NUCENTRIX BROADBAND NETWORKS, INC., a Delaware corporation ("TENANT").

         1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. To the extent of any conflict between the Basic Lease Information and any provision contained in this Lease, this Lease shall control. Additionally, the following terms shall have the following meanings when used in this Lease: "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "LAWS" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Building, and "LAW" shall mean any of the foregoing.

         2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

         3. TERM. The Term shall commence on the Commencement Date and end at 5:00 p.m. on the last day of the 123rd full calendar month following the Commencement Date, subject to adjustment due to delays caused by Landlord as provided in Exhibit D or renewal as provided in Exhibit E. Landlord and Tenant presently anticipate possession of the Premises will be tendered to Tenant (with the Work to be performed by Landlord therein Substantially Completed) on or about May 15, 2001 (the "ESTIMATED DELIVERY DATE"). If Landlord is unable to tender possession of the Premises to Tenant by the Estimated Delivery Date, (a) Landlord shall not be in default hereunder or liable for damages therefor and
(b) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if the Work in the Premises is not Substantially Completed by the Completion Termination Date (as defined below), Tenant may terminate this Lease by delivering to Landlord written notice thereof at any time after the Completion Termination Date, but before Landlord delivers the Premises with the Work therein Substantially Completed. As used herein, "COMPLETION TERMINATION DATE" means July 8, 2001, plus the number of Tenant Delay Days (as defined in Exhibit D) and Force Majeure Delay Days (as defined below). In the event Landlord fails to deliver the Premises (with the Work therein Substantially Completed) prior to the Completion Termination Date and Tenant does not exercise its termination right provided above, Landlord shall be liable for excess rent and other costs directly caused by such holdover and actually paid by Tenant with respect to Tenant's current space for such holdover period beginning on the Completion Termination Date and ending on the last day of the calendar month in which the Premises are Substantially Completed (the "EXCESS PERIOD"). Tenant hereby acknowledges that the hold-over rental rate for Tenant's current space is 138% of the base rental rate for the last month of Tenant's term. Landlord shall only be liable for actual amounts paid by Tenant in excess of the base rental rate during the Excess Period; however, Landlord acknowledges that to the extent Tenant's current landlord does not allow Tenant to pro-rate Tenant's rent for any partial month of occupancy during the Excess Period, Landlord shall be liable for all excess rent actually



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



paid by Tenant for the calendar month in which Substantial Completion occurs (save and except July 2001 which Landlord shall be liable for excess for the period from the Completion Termination Date until July 31, 2001 if Landlord delivers Tenant the Premises [with the Work therein Substantially Completed] at any time in July after the Completion Termination Date). If Landlord has paid to Tenant any holdover or excess rent pursuant to the preceding sentence, Tenant's termination right above shall be null and void and of no further effect, unless Landlord fails to deliver the Premises with the Work Substantially Completed by October 1, 2001, plus the number of Tenant Delay Days and Force Majeure Delay Days, following which time Tenant shall have the right to terminate this Lease upon written notice to Landlord; and following termination by Tenant, Landlord shall have no further liability for excess rent or costs directly caused by such holdover and actually paid by Tenant with respect to Tenant's current space. If Tenant elects to terminate this Lease pursuant to this Section 3, within five business days of receipt of Tenant's written notice of termination, Landlord shall return any and all deposits or Rent previously paid by Tenant, as well as any overage of Total Construction Costs paid to date by Tenant in excess of the Construction Allowance. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to Landlord's completion of any related punch-list items. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has requested same, a letter confirming (1) the Commencement Date, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises. As used herein, the term "FORCE MAJEURE DELAY DAY" shall mean each day of delay in obtaining Substantial Completion caused by events described in Section 23.(c).

         4. RENT.


                  (a) PAYMENT. Tenant shall timely pay to Landlord the Rent without deduction or set off (except as otherwise expressly provided herein), at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first full monthly installment of Basic Rental (which represents Basic Rental for the fourth Lease Month) shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day of the fifth Lease Month and each succeeding calendar month during the Term. Basic Rental for any partial month at the beginning or end of the Term shall be prorated based upon the number of days within the Term during the partial month multiplied by 1/365 of the then current annual Basic Rental and shall be due on or before the fifth day immediately preceding the Commencement Date, or first day of the last calendar month of the Term, as applicable. Notwithstanding the foregoing, in addition to no Basic Rental obligations for the first three Lease Months of the Term, all other Rent, including Excess (defined below), shall be fully abated during the first three Lease Months of the Term.


                  (b) ELECTRICAL COSTS. Tenant may, at Tenant's sole expense, cause all of its electrical usage in the Premises excluding the common area, to be submetered at any time during the Term; provided, Tenant gives Landlord 30 days prior written notice of such election, including therewith plans and specifications of any work to be performed with respect to installing the necessary submeters and equipment related thereto. Landlord shall not unreasonably withhold, condition or delay its approval of any plans submitted by Tenant, unless the work related to installing the submeters or any equipment related thereto adversely affects the Building's Structure or

Building's Systems, and Landlord shall reasonably cooperate with Tenant, at Tenant's expense, with respect to the installation, maintenance and operation of any submeters or related equipment. Tenant shall continue to pay Tenant's Proportionate Share of the common area electrical costs regardless of whether or not Tenant elects to submeter its electrical usage within the Premises. In the event Tenant does not elect to separately submeter its electrical usage, Tenant shall pay to Landlord an amount equal to the product of (1) the cost of all electricity used by the Project ("ELECTRICAL COSTS"), multiplied by (2) Tenant's Proportionate Share. Such amount shall be payable monthly based on Landlord's reasonable estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter. Landlord shall cause any tenants in the Building (or Project) whose equipment consumes a disproportionate amount of electricity (relative to the other tenants in the Building or Project) to pay their fair share of Electrical Costs.

                  (c) ANNUAL ELECTRICAL COST STATEMENT. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (the "ANNUAL ELECTRICAL COST STATEMENT") for the previous year adjusted as provided in Section 4.(d), which shall include a reconciliation of the actual amount Tenant owes for its share of Electrical Costs against the estimated amount collected from Tenant. If such reconciliation shows that Tenant paid more than owed, then Landlord shall reimburse Tenant by check or cash for such excess within thirty (30) days after delivery of the Annual Electrical Cost Statement; conversely, if Tenant paid less than it owed, then Tenant shall pay Landlord such deficiency within thirty
(30) days after delivery of the Annual Electrical Cost Statement.

                  (d) ADJUSTMENTS TO ELECTRICAL COSTS. If Tenant does not elect to separately submeter its electrical usage, with respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, including the calendar year 2001, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof. In no event shall Landlord be entitled to recover more than 100% of actual Electrical Costs pursuant to this
Section 4.(d).

                  (e) DELINQUENT PAYMENT. If any payment required by Tenant under this Lease is not paid when due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. Notwithstanding the foregoing, Landlord shall waive the late fee referenced in the preceding sentence one time per twelve month period provided full payment is received by Landlord within five (5) days of written notice to Tenant. In no event shall the charges permitted under this Section 4.(e) or elsewhere in this Lease, to the extent the same are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

                  (f) TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then

Tenant shall pay to Landlord, within ten (10) days of demand, that part of such taxes for which Tenant is primarily liable.

                  (g) EXCESS. Tenant shall pay the Excess in the Basic Cost over the Expense Stop as such terms are defined in Exhibit C.

                  (h) TENANT INSPECTION RIGHT. After giving Landlord 30-days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Annual Operating Statement and the Annual Electrical Cost Statement for the previous calendar year. If Tenant fails to object to the calculation of Excess on an Annual Operating Statement or the calculation of Electrical Costs on the Annual Electrical Cost Statement within 90 days after the statement has been delivered to Tenant or if Tenant fails to conclude its audit or inspection within 180 days after the statement has been delivered to Tenant, Tenant shall have waived its right to object to the calculation of Excess and Electrical Costs for the year in question and the calculation of Excess and Electrical Costs set forth on such statements shall be final. Tenant's audit or inspection shall be conducted only during normal business hours. If the results of the audit determine that Excess or Electrical Costs are in error 5% in the aggregate or less for the time period in question, Tenant shall pay the actual cost of such audit or inspection. If the total Excess or Electrical Costs for the time period in question is determined to be in error by more than 5% in the aggregate, Landlord shall pay the actual audit cost, not to exceed $2,500.00 per audit. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Excess or Electrical Costs previously charged to Tenant, Landlord shall refund to Tenant any overpayment of such costs or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof.

         5. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time upon notice to Tenant and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within 30 days following the expiration of the Term, as such Term may have been extended, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations in accordance with the terms of this Lease. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and, provided Landlord gives Tenant written notice of such assignment, Landlord thereafter shall have no further liability for the return of the Security Deposit.

         6. LANDLORD'S OBLIGATIONS.

                  (a) SERVICES; MAINTENANCE. Landlord shall furnish to Tenant
(1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning from 7 a.m. to 7 p.m. Monday through Friday and 7 a.m. to 1 p.m. on

Saturday (except for holidays) sufficient to maintain temperatures during these hours in the range of from 70 degrees Fahrenheit to 78 degrees Fahrenheit; (3) janitorial service to the Premises on weekdays other than holidays (Landlord reserves the right to bill Tenant separately for extra janitorial service required for any special improvements installed by or at the request of Tenant) and such window washing as may from time to time in Landlord's judgement be reasonably required, such janitorial services to be generally in accordance with those services described on Exhibit H; (4) non-exclusive elevator for ingress and egress to the floors on which the Premises are located; (5) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes, which charge shall be reasonable, shall be paid by Tenant; and (6) electrical current (subject to Tenant's obligation to pay its share of Electrical Costs as provided herein). Tenant's exact HVAC usage and costs will be monitored and added to the Tenant's proportionate share of other electrical costs. Landlord's obligation to furnish services under this Section shall be subject to the rules, regulations and other conditions or requirements of the supplier of such services and any applicable governmental entity or agency. If Tenant's HVAC is not separately metered and Tenant desires heat and air conditioning at any time other than times herein designated, such services shall be supplied to Tenant upon reasonable advance notice and Tenant shall pay to Landlord the lesser of (1) $40.00 per hour (minimum 2 hours) for each additional hour (prorated and rounded up to the nearest quarter hour), or (2) the lowest hourly amount paid by any other tenant in the Building, such amount being payable within ten (10) days of receipt of an invoice therefore. Landlord's obligation to furnish services under this Section shall be subject to the rules, regulations and other conditions or requirements of the supplier of such services and any applicable governmental entity or agency.

                  (b) MAINTENANCE. Landlord shall maintain all Shell Construction items, Building Systems (defined below), and Building common areas including all parking areas and landscaping, in good order and condition as customary for Comparable Buildings. "BUILDING SYSTEMS" shall include all electrical, plumbing, and air conditioning systems within the Building which either were included in the Shell Construction or which were installed by Tenant pursuant to this Lease and which meet the following requirements: (i) properly approved by Landlord; (ii) installed in conformance with all plans and specifications as approved by Landlord; (iii) Tenant shall have informed Landlord in writing of the name, address, phone number and contact person of the contractor responsible for the installation of such system; (iv) Tenant shall have assigned in writing all contractor's and manufacturer's warranties received by Tenant in connection with such system; and (v) in connection with Tenant's contracting for the installation thereof, Landlord shall have been expressly named as a third party beneficiary to, and shall have been provided copies of, such contract and any related warranties. Notwithstanding the foregoing, "BUILDING SYSTEMS" shall not include any improvements made to or within the Premises which differ from the base building systems or are otherwise specialized to Tenant's use and occupancy of the Premises and not customary for office tenants in Comparable Buildings.

                  (c) EXCESS ELECTRICAL USE. Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, or other equipment that requires more than 120 volts, or other equipment whose electrical energy consumption exceeds normal office usage, through any existing feeders and risers serving the Building and the Premises. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 120 volts or otherwise exceeding Building capacity unless approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's request, be installed by Landlord (unless otherwise agreed by Landlord) at Tenant's expense, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment (reasonably approved by Tenant) in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor. At the time of Tenant's submission of plans and specifications for Landlord's approval pursuant to
Section 7 herein or Exhibit D to this Lease, Landlord and Tenant shall cooperate in good faith to identify any fixtures, equipment and/or appliances to be installed or placed in the Premises which fixtures, equipment or appliances would exceed the normal and customary electrical use and consumption of typical office tenants in Comparable Buildings, would affect the temperature otherwise maintained by the air conditioning system, or would require electric capacity in excess of any planned or existing feeders, risers, or wiring to the Premises.

                  (d) RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of all or a portion of the Premises for more than five (5) consecutive business days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to abatement of Rent, or the pro rata portion thereof equivalent to the portion of the Premises rendered unusable to the entire Premises, for each consecutive day (after such five (5) consecutive business day period) that Tenant is so prevented from making reasonable use of the Premises or the applicable portion thereof.

                  (e) ACCESS. Subject to any Building rules and regulations, necessary repairs and maintenance, and any events beyond Landlord's reasonable control which would prevent access, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. The Building shall include twenty-four (24) hour access by security card which cards shall be provided to Tenant upon payment of a $10 refundable deposit per card.

         7. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

                  (a) IMPROVEMENTS; ALTERATIONS. No improvements or alterations in or upon the Premises, including not by limitation paint, wall coverings, floor coverings, light fixtures, window treatments, signs, advertising, or promotional lettering or other media, shall be installed or made by Tenant except in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed except that Landlord may withhold approval of any improvements or alterations which it determines, in its sole opinion, will materially and adversely affect any structural or aesthetic (only to the extent visible from outside the Premises or common areas) aspect of the Building or Building Systems. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent for repainting, recarpeting or other alterations, tenant improvements, alterations or physical additions to the Premises which are cosmetic in nature totaling less than $10,000 in any single instance or series of related alterations performed within a six-month period provided that such alterations, additions and improvements will not affect (1) the Building's Structure or the Building's Systems, (2) the provision of services to other Building tenants, or (3) the appearance of the Building's common areas or the exterior of the Building; provided that Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work and any plans and specifications therefor prior to commencing any such alterations, additions or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease). All improvements and alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall (A) comply with all applicable Laws, ordinances, rules and regulations, and (B) be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant unless prior to installation, Tenant provides Landlord with written notice of all items which may be removed by Tenant and Landlord consents to such removal in advance. Such consent shall not be unreasonably withheld provided Landlord may condition such consent as it deems reasonably necessary including not by limitation requiring Tenant to replace any items upon removal with similar items comparable to any such items in the Building or, if not applicable, then Comparable Buildings. In connection with Landlord's review and approval (if required by this Lease) of any of Tenant's proposed alterations, additions or improvements to the Premises, Landlord may notify Tenant in writing within ten business days of Tenant's delivery of such notice, or with respect to any work which requires Landlord's approval, contemporaneously with Landlord's notice of approval to Tenant with respect to the improvements in question, that Landlord will require Tenant to remove such alterations prior to the expiration of the Term; however, if Tenant submits any plans and specifications to Landlord pursuant to this Section 7.(a) for proposed alterations, additions or improvements to the Premises and Landlord fails to notify Tenant that Tenant will be required to remove such alterations, additions or improvements to the Premises at the expiration of the Term, Landlord may not request such removal at the expiration of the Term. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Landlord warrants and agrees that it shall complete the Building Shell Construction in compliance with all then applicable Laws, rules and regulations, including not by limitation the Americans with Disabilities Acts (defined below). Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (i) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, including the Texas Elimination of Architectural Barriers Act and all rules, regulations and guidelines promulgated under such laws, as amended from time to time (the "DISABILITIES ACTS") in the Premises, and (ii) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building and the Project.

                  (b) TENANT REPAIRS; MAINTENANCE. Except for those janitorial services to be provided by Landlord as expressly provided in this Lease, Tenant shall maintain its personal property and all improvements or alterations to the Premises other than those items included in Shell Construction (which shall be maintained by Landlord) in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Project caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within thirty (30) days after written notice of such damage from Landlord, reasonable wear and tear excepted, then Landlord may make the same at Tenant's expense, which actual, out-of-pocket expenses shall be payable to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

                  (c) PERFORMANCE OF WORK. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord; provided, however, if Landlord fails to notify Tenant that it approves or disapproves the contractor or subcontractor in question within ten business days, Landlord shall be deemed to have approved such contractor or subcontractor. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the structure of the Building, or plumbing, electrical lines, or other utility transmission facilities or Building mechanical systems. All such work which may affect the Building's electrical, mechanical, plumbing or other systems must be approved by the Building's engineer of record.

                  (d) MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

         8. USE. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all Laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for (i) any use which is disreputable, (ii) creates extraordinary fire hazards, (iii) results in an increased rate of insurance on the Building or its contents, or (iv) the storage of any hazardous materials or substances (other than typical office supplies [e.g., photocopier toner] and other materials used in the ordinary course of Tenant's business, and then only in compliance with all Laws). If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Project.

         9. ASSIGNMENT AND SUBLETTING.

                  (a) TRANSFERS; CONSENT. Other than permitted transfers as described below, Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein whether directly or by operation of law, (2) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (3) sublet any portion of the Premises, (4) grant any license, concession, or other right of occupancy of any portion of the Premises, or (5) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 9.(a)(1) through 9.(a)(5) being a "TRANSFER"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business; and business history its proposed use of the Premises. Landlord shall respond in writing to Tenant's request for a Transfer within ten business days of receipt of written request therefor. If Landlord fails to notify Tenant that it approves or disapproves the requested Transfer within ten business days after receipt of Tenant's request and all of the above referenced information regarding the proposed transferee, Landlord shall be deemed to have approved such Transfer. Tenant shall reimburse Landlord for its reasonable attorneys' fees (not to exceed $1,000 per request). Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises provided the proposed transferee (A) is creditworthy, (B) will use the Premises for the Permitted Use and will not use the Premises in any manner that will conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building in existence as of the date of Tenant's request, (C) is not a governmental entity or subdivision or agency thereof, (D) is not another occupant in the Building, (E) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building, and (F) will not exceed the parking provided in Exhibit F or overload the electrical or other Building systems; otherwise, Landlord may withhold its consent in its sole discretion. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon Tenant's receipt of notice from Landlord to do so however, Landlord shall not be obligated to accept separate Rent payments from any transferees and may require that all Rent be paid directly by Tenant. Notwithstanding the foregoing, prior to advertising the availability of any space in the Premises for the purpose of subletting, Tenant shall give Landlord notice of its intent to so advertise the space, and Landlord shall have the right to consent to the medium of such advertising only (e.g., the publication or medium in which Tenant wishes to advertise), which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall have no approval or consent rights over the terms contained in such advertisement.

                  (b) PERMITTED TRANSFERS. Tenant shall be permitted to sublet portions of the Premises or to assign its rights to any Affiliate of Tenant. Tenant shall also be permitted to sublet portions of the Premises or to assign its rights to any organization resulting from a merger or a consolidation with the Tenant, or any organization succeeding to the business assets of the Tenant, provided the Premises continue to be used solely for the Permitted Use, the parking requirements of the subtenant or assignee otherwise complies with all of the terms of this Lease and the net worth of the subtenant or assignee is at least $25,000,000 Tenant shall promptly notify Landlord in writing within ten business days after such assignment or subletting.

                  (c) ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, marketing costs, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

                  (d) CANCELLATION. Landlord may, within twenty (20) days after submission of Tenant's written request for Landlord's consent to a Transfer (excluding Permitted Transfers), cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, all unamortized tenant improvements and unamortized brokerage commissions (amortized on a straight-line basis over the initial Term of the Lease) paid or payable by Landlord in connection with this Lease to the brokerage firms listed in Section 23.(d) that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. In such event, prior to the effective date of such termination, and subject to Landlord's direction and supervision, Tenant shall be solely responsible for the cost and construction of a wall demising the remaining Premises from the portion of the Premises as to which the Lease is terminated. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within five business days following Landlord's written cancellation notice, and Landlord shall have no further right to cancel this Lease with respect to that particular request by Tenant, as to that portion of the Premises to which Tenant has rescinded its notice of subletting or assignment.

         10. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

                  (a) INSURANCE. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of not less than a combined single limit of $3,000,000 (the "INITIAL LIABILITY INSURANCE AMOUNT") or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents, and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, and (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all actual insurance coverage required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and be issued by companies, reasonably satisfactory to Landlord.

                  (b) WAIVER OF CLAIMS; NO SUBROGATION. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "LOSS") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence of any party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or to any coinsurance penalty which Landlord may sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                  (c) INDEMNITY. Each party shall indemnify and hold harmless the other from and against any and all claims, demands, liabilities, causes of action, suits, judgements and expenses (including attorneys' fees) arising from or for injury to third persons or damage to property owned by third persons and caused by the negligence or intentional torts of the indemnifying party.

         11. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

                  (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "MORTGAGE"), or any ground lease, master lease, or primary lease (a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "LANDLORD'S MORTGAGEE"). Landlord shall use reasonable efforts to obtain from Landlord's Mortgagee, both existing and future, and deliver to Tenant a non-disturbance agreement for the benefit of Tenant in the form attached hereto as Exhibit K or another form reasonably acceptable to Tenant and Landlord's mortgagee, on or before the Commencement Date. The subordination of Tenant's rights hereunder to any future Landlord's Mortgagee under this Section shall be conditioned upon such future Landlord's Mortgagee's execution and delivery of a Subordination,

Non-Disturbance and Attornment Agreement in the form of Exhibit K hereto or another form reasonably acceptable to Tenant and such Landlord's Mortgagee or other institutional lenders.

                  (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                  (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable period to perform Landlord's obligations hereunder, which period shall equal the cure period applicable to Landlord hereunder.

         12. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

         13. CONDEMNATION.

                  (a) TAKING - LANDLORD'S AND TENANT'S RIGHTS. If any part of the Project (including parking) is taken by right of eminent domain for a period exceeding ninety (90) days or conveyed in lieu thereof (a "TAKING"), and such Taking prevents Tenant from conducting its business from the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, upon Tenant's written consent, which consent is in Tenant's sole discretion and shall be deemed denied if not given within ten business days of Landlord's written election, at Landlord's sole expense, relocate Tenant to space which is comparable in size (but in no event less Rentable Square Feet), utility and condition to the Premises within any Comparable Building owned or under the control of Landlord. Landlord shall notify Tenant of its intention to do so within thirty (30) days after the Taking. Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking until relocation. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 120 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking or Tenant does not consent to such relocation, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking or Landlord's notice of relocation, as applicable, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking. Upon the occurrence of a Taking, Rent shall be adjusted on a reasonable basis from the first day of the Taking until such termination.

                  (b) TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Project or related parking becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. Upon the occurrence of a Taking, Rent shall be adjusted on a reasonable basis from the first day of the Taking until such termination.

                  (c) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business and other claims it may have.

         14. FIRE OR OTHER CASUALTY.

                  (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within sixty
(60) days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair or replace the damage caused by such Casualty.

                  (b) LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred fifty (150) days after the date of casualty, then Landlord may, upon Tenant's written consent, which consent is in Tenant's sole discretion and shall be deemed denied if not given within ten business days of Landlord's written election, at Landlord's expense, relocate Tenant to space which is comparable in size (but in no event less Rentable Square Feet than the Premises), utility and condition to the Premises within any Comparable Building owned or under the control of Landlord. Landlord shall notify Tenant of its intention to do so in the Damage Notice. Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until relocation. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within one hundred twenty (120) days after Landlord has delivered the Damage Notice to Tenant. If Landlord does not elect to relocate Tenant following such Casualty or Tenant does not consent to such relocation, Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty
(30) days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 14.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below. Upon the occurrence of a Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair or until such termination. Notwithstanding the forgoing, Tenant shall not be entitled to any abatement of rent or terminate the Lease if said Casualty is caused by the gross negligence or willful misconduct of Tenant.

                  (c) LANDLORD'S RIGHTS. If (1) a Casualty damages a material portion of the Building and Landlord makes the good-faith determination to demolish the remainder of the Building, or (2) if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, or
(3) Landlord estimates the damage to the Premises cannot be repair within one hundred fifty (150) days of the date of the Casualty and if the damage affects the Premises, Landlord terminates other leases encumbering a material portion of the Building or, if the damage does not affect the Premises, all other leases in the Building, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent hereunder shall be abated as of the date of the Casualty.

                  (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

         15. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an "EVENT OF DEFAULT" by Tenant:

                  (a) Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due, and such failure continues for five (5) days after written notice thereof is received by Tenant from Landlord; however, if Landlord has given Tenant such notice during the preceding twelve month period for failure to timely pay any regularly scheduled installments of Rent (e.g., Basic Rental, Tenant's Proportionate Share of Excess and Electrical Costs, and similar Rent payments), then Landlord's obligation to give written notice with respect to regularly scheduled installments of Rent shall not apply until twelve months has passed since the last notice was given, and in the interim, failure to pay any regularly scheduled installments of Rent on the date due shall be an Event of Default without Landlord having first given such notice;

                  (b) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease; however, if such failure cannot be cured within such 30-day period and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional 30 days after the expiration of the initial 30-day period;

                  (c) The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 15.(c), any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of

Tenant's capital structure; and provided that in the case of any of the foregoing which is filed against Tenant, the same is not dismissed within ninety
(90) days after it is filed;

                  (d) The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors; and

                  (e) Tenant abandons all or a substantial portion of the Premises without giving Landlord ninety (90) days written notice.

         16. REMEDIES.

                  (a) LANDLORD'S REMEDIES. Upon any Event of Default by Tenant, Landlord may, subject to any judicial process and notice to the extent required by Title 4, Chapter 24 of the Texas Property Code, as may be amended, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                           (1) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of
         (A) all Rent accrued hereunder through the date of termination, (B) all amounts due under Section 15.(a), and (C) an amount equal to (i the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "PRIME RATE" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "MONEY RATES", minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

                           (2) Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all Rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 15.(a), and (C) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (based on the market conditions then prevailing, including, as applicable, a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Re-entry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 16.(a)(2).

         If Landlord elects to proceed under this Section 16.(a)(2), it may at any time elect to terminate this Lease under Section 16.(a)(1).

                           (3) Notwithstanding anything to the contrary herein, Tenant shall not be deemed to have waived any requirements of Landlord to mitigate damages upon an Event of Default as required by Law.

                  (b) TENANT'S REMEDIES.

                           (1) Notice and Cure. If Landlord should fail to perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of ten (10) days as to a monetary default or thirty (30) days (or such longer period as is reasonably necessary to remedy such default, provided Landlord shall diligently pursue such remedy until such default is cured) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord and Landlord's Mortgagee, then, in any such event Tenant shall have the right (but no obligation) to cure the default, and Landlord shall reimburse Tenant for all reasonable sums expended in so curing said default. Tenant specifically agrees that Landlord's Mortgagee may enter the Premises upon reasonable notice to Tenant to cure any such default and that the cure of any default by Landlord's Mortgagee shall be deemed a cure by Landlord under this Lease.

                           (2) Set-off. If Tenant obtains a judgment against Landlord or any assignee for any default by Landlord under this Lease and (A) Tenant provided Landlord's Mortgagee notice and opportunity to cure as described in Section 16.(b)(1) above, (B) said judgment is final and all rights of appeal have been exercised or have expired, and
         (C) such judgment remains unsatisfied upon thirty (30) days written notice thereof to Landlord's Mortgagee, Tenant may set off such judgment against Rent.

         17. PAYMENT; NON WAIVER.


                  (a) PAYMENT. Upon any Event of Default by Tenant, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney's fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property,
(3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition required by market conditions then prevailing to be reasonably acceptable to a new tenant, as determined in Landlord's reasonable discretion, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other actual out-of-pocket costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6 enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

                  (b) NO WAIVER. Acceptance or payment of Rent following any Event of Default shall not waive any rights regarding such Event of Default. No waiver by any party of any violation or breach of any of the terms contained herein shall waive any rights regarding any future violation of such term or violation of any other term.

         18. LANDLORD'S LIEN. Landlord hereby waives all contractual, statutory and constitutional liens held by Landlord on Tenant's personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets which would otherwise secure the obligations of Tenant under this Lease.

         19. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, subject to Landlord's obligation to maintain the Building, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys and/or access cards to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord without Landlord's prior consent). Except for those alterations, additions or improvements to the Premises for which Tenant has received a written notice from Landlord (pursuant to Section 7.(a)) requiring Tenant to remove such alterations, additions or improvements at the expiration of this Lease, Tenant shall not be obligated to remove any alterations, additions or improvements in the Premises. However, Tenant may, but shall not be obligated to, remove, at Tenant's expense, such items as Landlord and Tenant may have agreed upon in writing. Tenant shall repair all damage caused by removal of any items. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 19 shall survive the end of the Term.

         20. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) the then prevailing market rental rate for leases then being entered into for similar space in Comparable Buildings.

         21. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's Permitted Use or occupancy of the Premises, and upon reasonable advance notice provided by Landlord to Tenant (except in case of emergency), Landlord shall have the following rights:

                  (a) upon reasonable advance notice, to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities (Landlord shall use reasonable efforts to complete any work requiring the suspension of Building services and facilities during off-business hours when reasonably and commercially practicable to do so); and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

                  (b) to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all items entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter the Building 24 hours a day, seven days a week as provided in Section 6.(e), under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

                  (c) to change the name by which the Building is designated, provided Landlord delivers written notice thereof at least 30 days before such change; and

                  (d) upon reasonable advance notice, to enter the Premises during Tenant's regular business hours (or at any time when accompanied by a representative of Tenant) to show the Premises to prospective purchasers or lenders, and within the last six months of the Term to show the Premises to prospective tenants.

         22. SUBSTITUTION SPACE. [Intentionally deleted.]

         23. MISCELLANEOUS.

                  (a) LANDLORD TRANSFER. Landlord may transfer, in whole or in part, the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease and such assignee assumes, in writing, Landlord's obligations hereunder, then Landlord shall thereby be released from any further obligations hereunder

                  (b) LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Project (including any rents, profits, or other proceeds therefrom), and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

                  (c) FORCE MAJEURE. Other than for Tenant's monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                  (d) BROKERAGE. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than The Staubach Company, whose commissions shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                  (e) ESTOPPEL CERTIFICATES. From time to time, either Landlord or Tenant shall furnish, within ten (10) business days after request therefor, a signed certificate confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request.

                  (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                  (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                  (h) AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                  (i) QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

                  (j) JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of

Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

                  (k) CAPTIONS. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                  (l) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                  (m) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                  (n) EXHIBITS. The following exhibits hereto are incorporated herein by this reference:

   Exhibit A - Outline of Premises
   Exhibit A-1 - Legal Description of the Land
   Exhibit B - Building Rules and Regulations
   Exhibit C - Operating Expenses
   Exhibit D - Tenant Finish Work: Allowance
   Exhibit D-1 - Shell Construction
   Exhibit E - Renewal Option
   Exhibit F - Parking
   Exhibit G - Janitorial Specifications
   Exhibit H - Signage Criteria
   Exhibit I- Right to Use Roof
   Exhibit J- Right of First Refusal
   Exhibit K - Form of Subordination, Non-Disturbance and Attornment Agreement

                  (o) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

                  (p) REPRESENTATIONS AND WARRANTIES. Landlord and Tenant each represent and warrant that the person executing this Lease on its behalf is acting in his or her capacity as an officer or partner, as applicable, with due authorization and authority to bind Landlord or Tenant, as applicable, to this Lease. Landlord represents and warrants that it has good title to the Project so to fully and properly lease the Premises to Tenant as provided herein. Landlord represents and warrants that the Project conforms in all material respects to all applicable Laws, ordinances, rules and regulations generally applicable to commercial office buildings in Carrollton, Texas, as of the date hereof. Further, Landlord represents and warrants that, to Landlord's knowledge, the Project contains no hazardous substances as currently defined under applicable Law, except those used in the operation of the Building and which are being used in compliance with applicable Law. Other than any express warranties contained herein, neither Landlord nor Tenant make any implied warranties of any kind or nature, and the parties hereby waive any claims upon any such implied warranties.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

DATED as of the date first above written.


                                LANDLORD:

                                CBPBC PHASE VIII, LLC, a Texas limited liability company


                                By: /s/ Mack W. Dennis
                                Name: Mack W. Dennis
                                Title: Manager

                                TENANT:

                                NUCENTRIX BROADBAND NETWORKS, INC.,
                                a Delaware corporation


                                By: /s/ J. David Darnell
                                Name: J. David Darnell
                                Title: Sr. VP & CFO